The Toro Company
8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196
• 952/888-8801	• FAX 952/887-8258
Media Relations		Web Site	Exhibit No. 99.1
Lynde Sorensen		www.thetorocompany.com

Toro Media Relations (952) 887-8584

THE TORO COMPANY NAMES MICHAEL J. HOFFMAN
PRESIDENT AND CHIEF OPERATING OFFICER

KENDRICK B. MELROSE TO CONTINUE AS CEO AND CHAIRMAN

BLOOMINGTON, Minn. (October 18, 2004) – The Toro Company (NYSE: TTC) today announced the election of Michael J. Hoffman, 49, to the position of President and Chief Operating Officer. Hoffman is a 27-year veteran with the company and most recently had been Group Vice President of the consumer, landscape contractor and international businesses representing over 65 percent of the company’s revenue. Kendrick B. Melrose will continue in his role as Chief Executive Officer and Chairman.

This appointment is the latest step in a comprehensive succession plan that Toro’s Board of Directors has had in place for a number of years and is designed to culminate in the appointment of a new CEO in 2005. As part of this plan, Melrose is expected to step down as CEO sometime in 2005 and assume the role of Executive Chairman for Toro’s Board of Directors. “I am delighted that Mike Hoffman has been named COO,” said Melrose. “He is uniquely qualified and experienced to lead the Toro businesses with his broad knowledge of the company, our markets, and the industry. I have worked with Mike for over 25 years, and I am confident that he has the vision and leadership to move the company forward, continuing both its strong financial and market performance.”

Hoffman joined Toro in 1977 and spent his first 12 years in sales, service, and marketing roles for the commercial and consumer businesses. During the past 10 years at Toro, he has held a number of top executive positions including managing the commercial and consumer businesses. He has also played an instrumental role in developing the strategic direction of the Company’s landscape contractor and international businesses. He was appointed group vice president of the Company’s consumer, landscape contractor and international businesses in 2002. He holds a bachelor’s degree in marketing management from the University of St. Thomas in St. Paul, Minn., and an MBA from the Carlson School of Management at the University of Minnesota.

“It is truly an honor to be named President and COO of The Toro Company,” said Hoffman. “I look forward to continuing the legacy of market leadership and financial success which has always been driven by a strong management team and a dedicated and loyal group of employees.”

The Toro Company is a leading worldwide provider of outdoor maintenance and beautification products for home, recreation and commercial landscapes.

Safe Harbor

Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties facing the company’s overall financial position at the present include the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; higher interest rates; slow growth rate in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; our ability to achieve the goals for the “6+8” profit improvement and growth initiative which is intended to improve our revenue growth and after-tax return on sales; the company’s ability to implement lean manufacturing; our ability to manage assets, such as reducing inventories and receivables; the company’s ability to achieve sales growth and double-digit diluted earnings per share growth in fiscal 2004; unforeseen product quality problems in the development and production of new and existing products; potential issues with moving production between facilities; continued slow growth in the rate of new golf course construction or existing golf course renovations; increased dependence on a major national retailer as a customer for the residential segment; reduced government spending for grounds maintenance equipment due to reduced tax revenue and tighter government budgets; elimination of shelf space for our products at retailers; changes in raw material costs, including higher oil, steel, aluminum and other commodity prices; financial viability of distributors and dealers; governmental restriction on water usage and water availability; market acceptance of existing and new products; and increased and adverse changes in currency exchange rates or raw material commodity prices and the costs we incur in providing price support to international customers and suppliers. In addition to the factors set forth in this paragraph, market, economic, financial, competitive, weather, production and other factors identified in Toro’s quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this statement.